Exhibits 5.1 and 23.1

October 5, 2006

Bond Securitization L.L.C.
1 Bank One Plaza
Chicago, Illinois  60670

Re:

Bond Securitization L.L.C.,

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Bond Securitization L.L.C., a Delaware limited liability company (the “Company”), in connection with the issuance of the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB7 (the “Certificates”), pursuant to a prospectus dated September 29, 2006, as supplemented by a preliminary prospectus supplement dated September 29, 2006 and a prospectus supplement dated October 2, 2006 (the “Base Prospectus,” the “Preliminary Prospectus Supplement” and the “Prospectus Supplement,” respectively, and collectively the “Prospectus”).  A registration statement of the Company on Form S-3 relating to the Certificates (Commission File No. 333-136741) has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and was declared effective on September 20, 2006.  As set forth in the Prospectus, the Certificates will be issued under and pursuant to the conditions of a pooling and servicing agreement dated as of September 1, 2006 (the “Pooling Agreement”), among the Company, as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller (the “Seller”), LaSalle Bank National Association, as trustee (the “Trustee”), Litton Loan Servicing LP, as servicer (the “Servicer”).

We have examined a form of the Pooling Agreement, forms of the Certificates, the Prospectus, and originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records and other documents, and have made such examination of law, as we have deemed necessary or appropriate for the purpose of this opinion.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission, and the authenticity of the originals of such latter documents.  As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied, to the extent we have deemed appropriate, upon certificates and oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

(i)

When the Pooling Agreement has been duly and validly authorized by all necessary action on the part of the Company and when the Pooling Agreement has been duly executed and delivered by the Company, the Servicer, the Seller, the Securities Administrator, the Trust Oversight Manager and the Trustee and any other party thereto, the Pooling Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, and with respect to the rights of indemnity or contribution, as may be limited by public policy considerations.

(ii)

When the issuance and sale of the Certificates have been duly authorized by all requisite corporate action on the part of the Company and, when duly and validly executed and authenticated in accordance with the terms of the Pooling Agreement and delivered against payment therefor pursuant to the Underwriting Agreement, dated as of October 2, 2006 among the Company, J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Rabo Securities USA, Inc., the Certificates will be duly and validly issued and outstanding, and entitled to the benefits of the Pooling Agreement.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York.

We hereby consent to the filing of this letter and to the references to this firm under the heading “Legal Matters” in the Prospectus Supplement, without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Base Prospectus, Preliminary Prospectus Supplement or the Prospectus Supplement.

Very truly yours,

 /s/ McKee Nelson LLP

McKee Nelson LLP